UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       The Securities Exchange Act of 1934

Check the appropriate box:
[X]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement


                                STRATEGIKA, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                                STRATEGIKA, INC.
                        2211 ROSECRANS AVENUE, SUITE 122
                          EL SEGUNDO, CALIFORNIA 90245

                              INFORMATION STATEMENT
                                NOVEMBER 25, 2003



The Board of Directors believes that it is advisable and in the best interests of the Company to change the name of the Company to reflect its new business of manufacturing and producing healthcare products, including herbal products, vitamin and mineral supplements and personal care food products.

This information statement is being first sent to stockholders on or about ________________, 2003. The Company anticipates that the amendment will become effective on or about ______________, 2003, twenty (20) days after mailing.


                        WE ARE NOT ASKING YOU FOR A PROXY
                                       AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being mailed or otherwise furnished to stockholders of STRATEGIKA, INC., a Delaware corporation (the "Company") in connection with the prior receipt by the Board of Directors of approval by written consent of the holders of a majority of the Company's common stock of a proposal (the "Proposal") to approve the following action:

     1. To amend (the "Amendment") the Certificate of Incorporation to change the name of the Company to TIENS BIOTECH GROUP (USA), INC.

In addition, the Board of Directors also approved the following action:

     2. To elect the following persons to the Board of Directors: Wenjun Jiao, Yupeng Yan, Ping Bai, Percy Kong Kei Chin, Gilbert D. Raker, Howard R. Balloch and Socorro M. Quintero.

The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on November 1, 2003 (the "Record Date"). This Information Statement will be first mailed on or about ________________, 2003 to stockholders of record at the close of business on the Record Date. As of the Record Date, there were outstanding 71,998,302 shares of the Company's common stock. The holders of all outstanding shares of common stock are entitled to one vote per share of common stock registered in their names on the books of the Company at the close of business on the Record Date.

The Board of Directors sets the numbers of directors, as long as it is between one (1) and nine (9), and is empowered to fill any vacancies created by resignation or newly created board seats. An amendment to the Certificate of Incorporation requires a majority of the votes cast either at the annual meeting or by written consent. Mr. Jinyuan Li, Director, President and Chief Executive Officer of the Company, owns approximately 92% of the outstanding voting securities of the Company and voted for the directors named above and for the Amendment. Accordingly, the Company is not soliciting your vote and you are requested not to send a proxy.

ELECTION  OF  DIRECTORS

The Company's bylaws provide that the Board of Directors shall consist of a number of directors determined by the Board but not less than one or more than nine. The Board has recently increased the number of Directors to eight and Mr. Rene Larrave resigned from the Board on October 1, 2003. His resignation was not a result of disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices, but rather it was attributable to the reorganization. The following seven persons have received the consent of the Board of Directors to serve on the Board of Directors and to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified:

    NAME                 AGE   POSITION
    Wenjun Jiao           39   Chief Financial Officer and Director
    Yupeng Yan            40   Vice President and Director
    Ping Bai              33   Executive Assistant to the President and Director
    Percy Kong Kei Chin   48   Executive Vice President and Director
    Gilbert D. Raker      60   Director
    Howard R. Balloch     52   Director
    Socorro M. Quintero   51   Director

Wenjun Jiao, 39: Mr. Jiao has served as the Chief Financial Officer of the Company since the reorganization on August 22, 2003. Prior to the reorganization, Mr. Jiao served as the Chief Financial Officer of Tianjin Tianshi Biodevelopment Co. Limited ("Tianshi China") since May 2001. Tianshi China was acquired by Tianshi International Holdings Group Limited ("Tianshi") on June 18, 2003 and the Company assumed Tianshi's operations on August 22, 2003. From November 1997 until April 2001, Mr. Jiao was the Chief Accountant at Xincheng Accounting Firm. Mr. Jiao has a Doctorate Degree in Accounting from Tianjin University of Finance and Economics and a Masters of Business Administration from Oklahoma University. Mr. Jiao passed the CPA exam in 1993.

Yupeng Yan, 40: Mr. Yan has been a Vice President of Human Resources and Administration of the Company since the reorganization on August 22, 2003. Prior to the reorganization, Mr. Yan was a Vice President of Human Resources and Administration of Tianshi China since July 1993. He is now in charge of the Enterprise Resource Plan project of TIANSHI's Worldwide Information System. Mr. Yan is currently studying for an Executive Masters of Business Administration Degree from NanKai University, China and plans on completing this degree in October 2004.

Ping Bai, 33: Ms. Bai has served as the Executive Assistant to the President of the Company since the reorganization on August 22, 2003. Prior to the reorganization, Ms. Bai held the same position with Tianshi China since May 2001. From March 1998 until April 2001, Ms. Bai served as the Regional Sales Manager for the North China Region in Sinar Mass Group. Ms. Bai is currently studying for an Executive Masters of Business Administration Degree from NanKai University, China and plans on completing this degree in October 2004.

Percy Kong Kei Chin, 48: Mr. Chin has been an Executive Vice President of Sales and Public Relations of the Company since the reorganization on August 22, 2003. Prior to the reorganization, Mr. Chin held the same position with Tianshi China since April 2003. From July 2000 until April 2003, Mr. Chin served as the General Manager for China of Revlon China Holdings Limited. From September

1992 until June 2000, Mr. Chin served as a Vice President and General Manager for Amway China Company Limited.

Gilbert D. Raker, 60. Mr. Raker has served as the President, Chief Executive Officer and Chairman of the Board of Directors of SEMX Corporation (NASDAQ:
SEMX) since 1988. SEMX Corporation manufactures critical interconnect materials used in microelectric devices. Mr. Raker received his Bachelor of Science degree from Eastern University and his Master of Business Administration degree from Syracuse University.

Howard R. Balloch, 52. Mr. Balloch has served as the President and Chief Executive Officer of the Canada China Business Council since 2001. In addition, Mr. Balloch served as the Canadian ambassador to the People's Republic of China from February of 1996 until July of 2001. Mr. Balloch currently serves on the board of directors of the following companies: Magic Lantern Group (AMEX: GML), Zi Corporation (NASDAQ: ZICA), Oztime Media, a wholly-owned subsidiary of Zi Corporation, Ivanhoe Energy (NASDAQ: IVAN), Maple Leaf Education Holding and Capital Club, Beijing. Mr. Balloch is the founder and President of The Balloch Group, an investment advisory and merchant banking firm located in Beijing, China. He currently serves as an Adjunct Professor of International Business at the University of British Columbia. Mr. Balloch received his Bachelor of Arts and Master of Arts degrees from McGill University. He also performed doctorate coursework at the University of Toronto.

Socorro  M.  Quintero, 51. Ms. Quintero has served as the Associate Professor of
Finance of Oklahoma City University's Meinders School of Business since 1996. Ms. Quintero received a Bachelor of Science degree from the University of the Philippines, a Master of Science degree from the Georgia Institute of Technology and a Doctorate degree in finance from the University of Texas.

NAME  CHANGE  OF  THE  COMPANY

The Board of Directors has determined that it would be in the best interests of the Company to change the name of the Company from STRATEGIKA, INC. to TIENS BIOTECH GROUP (USA), INC. to reflect its current business of manufacturing and producing healthcare products, including herbal products, vitamin and mineral supplements and personal care food products.

On August 22, 2003, the Company completed a reorganization whereby it issued stock to the stockholders of Tianshi and acquired the Tianshi business. Pursuant to the reorganization, the Company desires to change its name to reflect the change in business purpose to manufacturing and producing healthcare products.




CERTAIN  QUESTIONS  AND  ANSWERS

Q:   WHAT  AM  I  BEING  ASKED  TO  APPROVE?
A: You are not being asked to approve anything. This Information Statement is being provided to you solely for your information. The Board of Directors has appointed Wenjun Jiao, Yupeng

     Yan, Ping Bai, Percy Kong Kei Chin, Gilbert D. Raker, Howard R. Balloch and Socorro M. Quintero as members of the Board of Directors effective ______________. Holders of voting control of a majority of the issued and outstanding common stock have voted in favor of amending the Company's Certificate of Incorporation to change the Company's name to Tiens Biotech Group (USA), Inc.

Q:   WHY IS THE COMPANY FILING THIS INFORMATION STATEMENT?

A: The Company is filing this Information Statement to inform you the Board of Directors has consented to the election of the seven above named persons to serve as the only members of the Board of Directors of the Company and that the holders of voting control of a majority of the issued and outstanding common stock of the Company have amended the Company's Certificate of Incorporation to change the Company's name.

VOTING  SECURITIES  AND  PRINCIPAL  HOLDERS  THEREOF
----------------------------------------------------

     The Company has fixed the close of business on November 1, 2003 as the Record Date for the determination of the common shareholders entitled to notice of the actions by written consent.

     At the Record Date, the Company had issued and outstanding 71,998,302 shares of common stock. The consenting stockholders held, as of the Record Date, voting control over 91% of the issued and outstanding shares of common stock. This consent is therefore sufficient, without any further action, to provide the necessary stockholder approval of the amendment to the Certificate of Incorporation.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED
                               STOCKHOLDER MATTERS

     The following table sets forth information about the beneficial ownership of the Company's common stock, as of the Record Date, by (i) each person or group of affiliated persons who management knows beneficially owned five percent or more of the Company's common stock; (ii) each of the Company's Directors; and
(iii)  all  Directors  and  executive  officers  as  a  group.

     Unless otherwise indicated in the footnotes to the table, the following individuals have sole voting and sole investment control with respect to the shares they beneficially own. The amount of shares owned by each shareholder in the following table was calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of the Record Date are deemed outstanding for the purpose of calculating the number and percentage owned by each other person listed. The total number of outstanding shares of common stock at the Record Date was 71,998,302.

     NAME AND ADDRESS OF                 SHARES BENEFICIALLY  % OF CLASS OWNED
     BENEFICIAL OWNER (1)                       OWNED
     Jinyuan Li                                   65,835,000              91.4%

     Wenjun Jiao                                     665,000               0.9%

     Yupeng Yan                                      665,000               0.9%

     Ping Bai                                              0                 0

     Percy Kong Kei Chin                                   0                 0

     Gilbert D. Raker                                      0                 0

     Howard R. Balloch                                     0                 0

     Sacorro M. Quintero                                   0                 0

     Officers and Directors as a group            67,165,000              93.3%
     (eight persons)

     (1) Unless otherwise stated, the address of all persons in the table is c/o Tiens Biotech Group (USA), Inc., 2211 Rosecrans Avenue, Suite 122 El Segundo, California 90245.

Our Board of Directors has established an Audit Committee, a Strategic Committee and a Compensation Committee. The Audit Committee of our Board of Directors is responsible for the selection and approving the compensation of the independent auditors, providing independent, objective oversight of our financial reporting system by overseeing and monitoring management's and the independent auditors' participation in the financial reporting process. The current members of the Audit Committee are Messrs. Jiao and Yan and Ms. Bai. The Compensation Committee reviews and makes recommendations to our Board concerning salaries, bonus awards and benefits for officers and key employees. The Committee also administers our stock option plans. The current members of the Compensation Committee are Messrs. Raker, Yan and Jiao and Ms. Bai. The Strategic Committee reviews and makes recommendations to our Board concerning business strategy for marketing, production, sales and distribution. The current members of the Strategic Committee are Messrs. Li, Jiao, Chin and Yan and Ms. Bai.

DIRECTOR  COMPENSATION

We do not pay directors fees or other cash compensation for services rendered as a director. We reimburse our directors for expenses incurred in connection with attending Board meetings.

SECTION  16(a)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of their ownership thereof and changes in that ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports they file.

Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, furnished to us during fiscal year 2003, we are not aware of any director, officer or beneficial owner of more than 10% of our Common stock that, during fiscal year 2003, failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934.


                           VOTE REQUIRED FOR APPROVAL
                           --------------------------

Section 223 of the Delaware General Corporation Law provides, unless provided in the certificate of incorporation or the bylaws, that any newly created directorships resulting from an increase in the number of authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office. The Company's bylaws specifically permit the Board to fill any newly created directorships. The Board, acting by unanimous written consent, has approved the appointment of the new seven directors to the Board of Directors. No stockholder votes are required or necessary to approve this filling of newly created directorships of the Company.

Section 228 of the Delaware General Corporation Law provides that any action required to be taken at a special or annual meeting of the stockholders of a Delaware corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power. Stockholders of the Company owning a majority in excess of 90% of the voting power of the Company's issued and outstanding common stock, have executed and approved the stockholders' approval of the Amendment to the Certificate of Incorporation (See the heading "Voting Securities and Principal Holders Thereof" above). No further votes are required or necessary to approve this amendment to the Certificate of Incorporation of the Company.


The securities that would have been entitled to vote if a meeting was required to be held to effect the change to the board of directors consist of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on November 1, 2003.

                                     ITEM 2.
                                     -------

                    STATEMENT THAT PROXIES ARE NOT SOLICITED

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

                        REQUESTED NOT TO SEND US A PROXY


A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 may be obtained by written request to: Tiens Biotech Group
(USA),  Inc.,  2211  Rosecrans  Avenue,  Suite 122 El Segundo, California 90245,
Attention:  Corporate  Secretary.

The  date  of  this information statement is November 25, 2003. This Information
Statement is first being sent or given to shareholders of the Company on or about _______________, 2003.


                                     ITEM 3.
                                     -------

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Each of the directors, executive officers, and nominee for election as a director, has a personal interest, directly or indirectly, by security holdings or otherwise, in the proposed change in the members of the board of directors, which is not shared by all other stockholders.


                             ADDITIONAL INFORMATION
                             ----------------------

Additional information concerning the Company, including its annual and quarterly reports on Forms 10-KSB and 10-QSB, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.
    ------------

                            Dated: November 25, 2003
                            By Strategika, Inc.

                            /s/  Jinyuan Li
                            ---------------------------
                            Jinyuan Li, CEO